SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

California News Tech

(Exact name of registrant as specified in its charter)

Nevada	333-107300	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Van Ness Avenue Suite 406-407, 4th Floor, San Francisco, California,United States of America	94109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-205-1695

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01 Other Events

On October 31, 2006, our Board of Directors transferred all of our assets and operations to our wholly owned subsidiary, Media Sentiment, Inc., a Nevada corporation. We presently hold all issued and outstanding capital stock of Media Sentiment, Inc., consisting of 3,640,440 shares of its common stock.

Our Board further resolved to spin-off all shares of Media Sentiment, Inc. common stock to our shareholders. The distribution will be made on November 27, 2006, to all shareholders of record of California News Tech as of 5:00 p.m. Pacific Time on November 20, 2006, as a stock dividend, payable in the amount of one (1) share of Media Sentiment, Inc. for every (1) share of California News Tech. Following the spin-off, we will not hold any shares of Media Sentiment, Inc. and it will be an independent company.

We are spinning off Media Sentiment, Inc. in satisfaction of a closing condition of the Debenture Subscription Agreement between us and DNB Capital Management, Inc. dated October 30, 2006, that we divest ourselves of all our current operations and assets. We previously reported our execution of this agreement on a form 8K filed October 30, 2006. Upon closing the Subscription Agreement, which we anticipate will occur on or before December 15, 2006, Media Sentiment, Inc. will receive all of the net proceeds of that transaction, approximately $100,000, less any amounts necessary to pay off any debts we have not paid or arranged to transfer to Media Sentiment, Inc. by the closing. Media Sentiment will use those funds to fund the continued operation and development of its business. Media Sentiment, Inc. will not have any obligation under the Debenture, including any repayment obligation. We will remain solely liable to repay the Debenture. We will need to locate and successfully acquire other assets and operations in order to be able to meet our obligations under the Debenture.

There can be no assurance that we will be successful in satisfying the closing conditions of the Debenture Subscription Agreement or that the transaction will close.

We anticipate further restructuring steps in the coming weeks in order to satisfy the remaining conditions of the Debenture Subscription Agreement, as well as to better facilitate acquisition of a new business opportunity, including asking our shareholders to approve an increase in the number of our authorized shares to 100,000,000, a one for ten reverse split of our presently issued and outstanding common stock, and granting our Board the authority to amend our articles of incorporation for the sole purpose of changing the name of the company.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,”

“estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California News Tech

/s/Marian Munz
Marian Munz
Chief Executive Officer
Date: November 1, 2006